EXHIBIT 3.7

Dated [ ]
KHOB Merge Sub Limited and KHEOBA CORP. the surviving company of the merger being KHOB Merge Sub Limited
BVI Business Companies Act, 2004 (as amended)
Articles of Merger

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THESE ARTICLES OF MERGER are made on [date] between:

(1)	KHOB Merge Sub Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 2177788 with its registered office situated at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. (the Surviving Company); and

(2)	KHEOBA CORP., a company incorporated under the laws of the Nevada with company number E16356892021-1 with its registered office situated at 732 S 6TH ST, STE R, Las Vegas, NV, 89101, USA (the Merging Company, and together with the Surviving Company, the Constituent Companies),

IT IS AGREED as follows:

1	We, KHOB Merge Sub Limited and KHEOBA CORP., hereby adopt the Plan of Merger appended to these Articles of Merger (the Plan).

2	The Plan was approved on behalf of KHOB Merge Sub Limited by:

(a)	written resolutions of the sole director of KHOB Merge Sub Limited passed on August 17, 2025;

(b)	written resolutions of the sole shareholder of KHOB Merge Sub Limited passed on August 17, 2025;

3	The Plan was approved on behalf of KHEOBA CORP.by:

(a)	written resolutions of the directors of KHEOBA CORP. passed on [date];

(b)	written resolutions of the shareholders of KHEOBA CORP. passed on [date];

4	The Memorandum and Articles of Association of KHOB Merge Sub Limited were registered by the Registrar of Corporate Affairs in the British Virgin Islands on 27 May 2025 under registered number 2177788.

5	The Articles of incorporation of KHEOBA CORP. were registered by the office of the Secretary of State of the State of Nevada on July 27, 2021.

6	Each Constituent Companies has complied with all the provisions of the laws of the British Virgin Islands or the laws of Nevada (as the case may be) to enable KHEOBA CORP to merge with and into KHOB Merge Sub Limited, with KHOB Merge Sub Limited being the surviving company.

7	The name of the Surviving Company upon the consummation and effectiveness of this Merger shall remain unchanged.

8	The memorandum and articles of association of the Surviving Company shall remain unchanged.

9	These Articles of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of these Articles of Merger.

10	The laws of the British Virgin Islands govern these Articles of Merger and their interpretation.

11	Definitions in the Plan of Merger and the Act apply in these Articles of Merger unless the context requires otherwise or the term is defined in these Articles of Merger.

[Signature page to follow]

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Signed for and on behalf of KHOB Merge Sub Limited by
Name: TONG, TIEN SENG
Title: Director

Signed for and on behalf of KHEOBA CORP. by
Name: TONG, TIEN SENG
Title: Director

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Appendix 1

The Plan

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PLAN OF MERGER

THIS PLAN OF MERGER is made on [date] between:

(1)	KHOB Merge Sub Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 2177788 with its registered office situated at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. (the Surviving Company); and

(2)	KHEOBA CORP., a company incorporated under the laws of the Nevada with company number E16356892021-1 with its registered office situated at 732 S 6TH ST, STE R, Las Vegas, NV, 89101, USA (the Merging Company, and together with the Surviving Company, the Constituent Companies).

BACKGROUND:

(A)	The Surviving Company, the Merging Company and KHEOBA Limited (the Parent) have entered into an agreement and plan of merger and reorganization dated 17 August 2025, and as it may be further amended from time to time (the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Surviving Company, with the Surviving Company being the surviving company in accordance with the terms and conditions set forth therein (the Merger).

(B)	The parties wish to merge in accordance with section 174 of the BVI Business Companies Act 2004 (as amended) (the BVI Companies Act) and the Nevada Revised Statutes (the NRS).

(C)	This Plan of Merger is the plan of merger for the Merger for the purposes of the BVI Companies Act.

(D)	The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of such Constituent Company that pursuant to the provisions of section 174 of the BVI Companies Act and the NRS, the Merging Company be merged with and into the Surviving Company, with the Surviving Company being the surviving company.

IT IS AGREED as follows:

1              Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

1.2	In this Plan of Merger:

(a)	Company Common Stock means [the share of Company Common Stock of the Merging Company];

(b)	Company Share means the share issued and outstanding of the Merging Company;

(c)	Effective Time has the meaning given to such term under paragraph 6 in this Plan of Merger;

(d)	Merger means the merger between the Merging Company and the Surviving Company pursuant to the BVI Merger Documents and the Nevada Articles of Merger;

(e)	Merger Consideration means the number of Parent Class A Ordinary Shares to be issued as conversion for the Company Shares in connection with the Merger pursuant to the Merger Agreement;

(f)	Merger Sub Class A Ordinary Share means the class A ordinary shares of KHOB Merge Sub Limited with no par value each; and

(g)	Parent Class A Ordinary Shares means the class A ordinary shares of US$0.0001 par value each of the Parent.

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1.3	Definitions in the Cayman Companies Act and BVI Companies Act (to the extent applicable) apply in this Plan of Merger unless the context requires otherwise.

2              Constituent Companies

The Merging Company and the Surviving Company are the constituent companies.

3              Name of Surviving Company

The Surviving Company shall be the surviving company and the name of the surviving company shall remain as "KHOB Merge Sub Limited".

4              Registered Office

4.1	The registered office of the Merging Company is at 732 S 6TH ST, STE R, Las Vegas, NV, 89101, USA.

4.2	The registered office of the Surviving Company is at the OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

5              Shares

5.1	Immediately prior to the Effective Time, the Surviving Company is authorised to issue an unlimited number of shares, consisting of two classes of ordinary shares, being Class A ordinary shares with no par value each, and class B ordinary shares with no par value each (collectively, the Merger Sub Ordinary Shares), of which 50,000 class A ordinary shares are currently in issue and no class B ordinary shares is currently in issue.

5.2	Each issued and outstanding Merger Sub Ordinary Share is entitled to vote on the Merger.

5.3	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is 75,000,000, of which 8,092,000 shares are in issue and outstanding.

5.4	Each issued and outstanding Company Share is entitled to vote on the Merger.

6              Effective Time

In accordance with section 174(4) of the BVI Companies Act and relevant provisions of the NRS, the Merger will become effective at such time as both the Nevada Articles of Merger and the Nevada Certificate of Merger have been duly filed, respectively, with the Nevada Secretary of State and the BVI Articles of Merger have been duly registered by the BVI Registrar of Corporate Affairs, or at such later date or time as may be agreed by Company, Parent, and Merger Sub in writing and specified in both the Nevada Articles of Merger in accordance with the NRS and the BVI Articles of Merger in accordance with the BVI Companies Act (the Effective Time).

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7              Terms of Merger

7.1	At the Effective Time,

(a)	each share of Company Common Stock that is owned by Parent or Merging Company, if any (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the Effective Time will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefore;

(b)	each Company Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one Parent Class A Ordinary Shares;

(c)	all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any shares of Company Common Stock; or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement; and

(d)	each Merger Sub Class A Ordinary Share issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be converted into and become one class A ordinary share of the Surviving Company.

8              Effects of Merger

The Merger shall have the effects set forth in the applicable provisions of the BVI Companies Act.

9              Rights and Restrictions of Shares

At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company shall be set out in the Memorandum and Articles of the Surviving Company (as defined below).

10           Memorandum and Articles

10.1	At the Effective Time, the memorandum and articles of association of the Surviving Company, as in effect immediately prior to the Effective Time, shall remain as the memorandum and articles of association of the Surviving Company (attached hereto as Appendix A) (the Memorandum and Articles of the Surviving Company), until such time as duly amended.

11           Director of Surviving Company

11.1	The names and addresses of the sole director of the Surviving Company is:

(a)	TONG, Tien Seng of No. B-30-15 Menara Simfoni, Jalan Simforni 2, Balakong, 43300 Seri Kembangan, Selangor, Malaysia.

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12           Variation

At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Time, provided that such changed date shall not be a date earlier than the date on which this Plan of Merger is registered by the Cayman Registrar or later than the ninetieth (90th) day after the date of such registration; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

13           Right of Termination

At any time prior to the Effective Time, this Plan of Merger may be terminated by the board of directors of any of the Merging Company and the Surviving Company pursuant to the terms and conditions of the Merger Agreement.

14           Governing Law

This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the jurisdiction of the courts of the British Virgin Islands, subject to further mutual agreement based on the situation when dispute arises.

15           Counterparts

This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

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In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of: KHOB Merge Sub Limited	_______________________ By: TONG, TIEN SENG Title: Director
Signed for and on behalf of: KHEOBA CORP.	_______________________ By: TONG, TIEN SENG Title: Director

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